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                                                                     EXHIBIT 3.4


                                    CERTIFIED
                                    AMENDMENT
                                       TO
                                   THE BY-LAWS
                                       OF
                               BORDERS GROUP, INC.



         The undersigned, the duly elected Secretary of Borders Group, Inc. (the "Company"), hereby certifies that the second sentence of Section 1 of Article V of the By-Laws of the Company was hereby amended on November 11, 1998 to read as follows:

         "The Board of Directors, in its discretion, also may choose a Chairman of the Board (who must be a director), a Chief Executive Officer, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers."


                                              /s/ Thomas D. Carney
                                              ---------------------------
                                              Thomas D. Carney
                                              Secretary